UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

__________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 1, 2003

I-FLOW CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-18338 (Commission File Number)	33-0121984 (IRS Employer Identification No.)

20202 Windrow Drive
Lake Forest, CA 92630
(Address of Principal Executive Offices, including Zip Code)

(949) 206-2700
(Registrant’s telephone number, including area code)

Item 2. Acquisition or Disposition of Assets.
Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
SIGNATURES
EXHIBIT INDEX

Item 2. Acquisition or Disposition of Assets.

     On November 1, 2003, I-Flow Corporation sold Spinal Specialties, Inc. (“Spinal Specialties”), a wholly owned subsidiary, to Integra LifeSciences Holdings Corporation (“Integra”). Integra purchased all of the outstanding shares of Spinal Specialties for approximately $6 million in cash.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (a)  Financial Statements of Business Acquired.

     Not applicable.

     (b)  Pro Forma Financial Information.

     At the time of the filing of this report on Form 8-K, it is not practical to provide the pro forma financial information which may be required by Item 7(b). In accordance with Item 7(b)(2) of Form 8-K, required pro forma financial information will be filed by an amendment to this report, which amendment will be filed not later than 60 days after the date the initial report of the disposition must be filed.

     (c)  Exhibits.

     Set forth below is a list of exhibits included as part of this Current Report:

Exhibit No.	Description of Exhibit

99.1	Stock Purchase Agreement, dated October 28, 2003, by and between Integra LifeSciences Corporation, a Delaware corporation, and I-Flow Corporation, a Delaware corporation (incorporated by reference to exhibit with this title filed with the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2003)

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Date: November 17, 2003

I-FLOW CORPORATION

By:	/s/ Donald M. Earhart

Donald M. Earhart President, Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Stock Purchase Agreement, dated October 28, 2003, by and between Integra LifeSciences Corporation, a Delaware corporation, and I-Flow Corporation, a Delaware corporation (incorporated by reference to exhibit with this title filed with the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2003)